Exhibit 99.1

MORINGA ACQUISITION CORP ANNOUNCES ADJOURNMENT OF EXTRAORDINARY

GENERAL MEETING OF SHAREHOLDERS TO FEBRUARY 9, 2023

New York, NY, Feb. 07, 2023 (GLOBE NEWSWIRE) -- Moringa Acquisition Corp (Nasdaq: MACA) (“Moringa” or the “Company”) announced today that, the extraordinary general meeting in lieu of the 2022 annual general meeting of shareholders of the Company (the “Extraordinary Meeting”), originally scheduled to be held at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on February 7, 2023, was convened and then adjourned, without conducting any business, to recommence at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on February 9, 2023 as a virtual meeting via live webcast at https://www.cstproxy.com/moringaac/2023.

The Extraordinary Meeting is being held for the purpose of considering and voting on, among other proposals, a proposal to extend the date by which the Company must consummate an initial business combination (the “Extension”) from February 19, 2023 to August 19, 2023 or such earlier date as may be determined by the Company’s board of directors, in its sole discretion.

The record date for the Extraordinary Meeting remains the close of business on January 3, 2023. Shareholders who have not submitted their proxy for the Extraordinary Meeting, or who wish to change or revoke their proxy, are urged to do so promptly. Shareholders who have previously submitted their proxy and do not wish to change or revoke their proxy need not take any action. If you are a shareholder of record and have questions or need assistance voting your shares, please contact the Company’s proxy solicitor at: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198; Telephone—Toll Free: (877) 870-8565; Collect: (206) 870-8565; Email: ksmith@advantageproxy.com.

Shareholders who wish to withdraw their previously submitted redemption requests may do so prior to the vote at the Extraordinary Meeting by requesting that the Company’s transfer agent, Continental Stock Transfer & Trust Company, return such shares.

Further information related to attendance, voting and the proposals to be considered and voted on at the Extraordinary Meeting is described in the definitive proxy statement related to the Extraordinary Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 5, 2023 (the “Definitive Proxy Statement”).

About Moringa Acquisition Corp

Moringa Acquisition Corp is a  is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On June 9, 2022, Moringa entered into a definitive business combination agreement with Holisto Ltd., an Israeli company and a tech-powered online travel agency, which aims to make hotel booking affordable and personalized for consumers, and Holisto’s wholly-owned subsidiary, Holisto MergerSub, Inc. On August 17, 2022 and January 1, 2023, the parties entered into amendments to the business combination agreement, as described in the Company’s Current Reports on Form 8-K filed with the SEC on August 17, 2022 and January 4, 2023. The Company is led by Ilan Levin, Chairman and CEO of the Company, and Gil Maman, Chief Financial Officer of the Company.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain shareholder proposals at the Extraordinary Meeting or the implementation of the Extension. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Definitive Proxy Statement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s shareholders of record as of the record date for the Extraordinary Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Extraordinary Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198; Telephone—Toll Free: (877) 870-8565; Collect: (206) 870-8565; Email: ksmith@advantageproxy.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Extraordinary Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contacts

Gil Maman, Moringa Acquisition Corp– gil@moringaac.com